UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      March 5, 2008
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Agreement with Steel Partners
GenCorp Inc. (the “Company”) and Steel Partners II L.P. (“Steel Partners”), a 14.1% stockholder of the Company, were parties to an Amended and Restated Shareholder Agreement dated February 16, 2007 (the “Amended and Restated Agreement”) pursuant to which, among other things, a representative of Steel Partners was permitted to attend all of the Company’s Board of Directors’ meetings as a non-voting observer through February 16, 2008.
On March 5, 2008 (the “Effective Date”), the Company and Steel Partners entered into a Second Amended and Restated Shareholder Agreement (the “Second Amended Agreement”) which amends and restates in its entirety the Amended and Restated Agreement. In accordance with the Second Amended Agreement, on the Effective Date (i) Terry L. Hall resigned as Chief Executive Officer and President of the Company, and as member of the Board of Directors of the Company; (ii) the Board appointed J. Scott Neish, who serves as a Vice President of the Company and as President of Aerojet-General Corporation, as interim Chief Executive Officer and interim President of the Company; and (iii) the Board of Directors increased the size of the Board to eleven and appointed Warren G. Lichtenstein, James R. Henderson and Martin Turchin (collectively, the “New Directors”) as Directors with terms to expire at the Company’s 2008 annual meeting.
Pursuant to the terms of the Second Amended Agreement, the Company agreed that the Board of Directors will (i) decrease the size of the Board to eight immediately prior to the Company’s 2008 annual meeting and to nominate and solicit proxies in favor of David A. Lorber, Todd R. Snyder, Timothy A. Wicks, Sheila E. Widnall, and Robert C. Woods (the “Continuing Directors”) and the New Directors as the Board’s nominees for election to the Board at the 2008 annual meeting and the 2009 annual meeting, (ii) cause one of the New Directors to be on each of the Board’s standing committees, and (iii) establish a search committee consisting of Warren G. Lichtenstein (who will be the initial chairman of such committee), Martin Turchin and one Director chosen by the Continuing Directors, to commence a search for a new permanent Chief Executive Officer and President of the Company (the “New CEO”). The Company has agreed that after a New CEO is appointed, the Board of Directors shall be expanded to nine members and the New CEO shall be appointed to the Board. The Company also agreed to reimburse Steel Partners for up to $350,000 in the aggregate of Steel Partners’ reasonable out-of-pocket fees and expenses incurred through the Effective Date in connection with its activities relating to the potential proxy contest with respect to the Company.
In accordance with the terms of the Second Amended Agreement, Steel Partners agreed to (i) withdraw its nominations of Directors at the Company’s 2008 annual meeting and terminate its proxy contest with respect to the election of directors at the 2008 annual meeting; and (ii) vote the shares of the Company it beneficially owns in favor of the Nominees at the 2008 annual meeting and 2009 annual meeting unless (a) a person shall be appointed by the Board as the new Chief Executive Officer who was not either recommended to the Board as a candidate for appointment by the search committee or otherwise approved in writing for such appointment by

Steel Partners, or (b) a new Chief Executive Officer has not been appointed by the Board prior to the sixth month anniversary of the Effective Date.
Each of the Company and Steel Partners acknowledged in the Second Amended Agreement that (i) the actions contemplated by such agreement constituted a “change of control” pursuant to each of the executive compensation arrangements and employee benefit plans with, or covering, the Company’s officers, including the change in control severance agreements, dated on or about August 10, 2006, between the Company and certain of its officers (the “Severance Agreements”), and other similar agreements providing for benefits (including, but not limited to, acceleration of vesting of equity grants) upon a “change in control” or upon a termination following a “change of control” or other similar events, and (ii) the resignation of Terry L. Hall shall constitute a termination of Mr. Hall without cause following a change in control, which requires the Company to pay the benefits contemplated under the Severance Agreement with Mr. Hall.
A copy of the Second Amended and Restated Shareholder Agreement is attached hereto as Exhibit 10.1 and the summary above is qualified in its entirety by the terms of the Second Amended and Restated Shareholder Agreement.
Agreement with Terry L. Hall
Effective March 5, 2008 (the “Effective Date”), the Company and Terry L. Hall agreed to enter into a letter agreement under which (i) Mr. Hall resigned from the positions of Chief Executive Officer and President of the Company, as a member of the Company’s Board of Directors, and as an officer and director of all of the Company’s subsidiaries as of the Effective Date, (ii) the Company agreed that Mr. Hall’s resignation shall be treated as termination by the Company of Mr. Hall’s employment without Cause following a Change in Control, each as defined in that certain severance agreement by and between the Company and Mr. Hall dated on or about August 10, 2006 (the “Hall Severance Agreement”), and (iii) the Company estimated the amount of the payments and/or benefits that Mr. Hall is entitled to under the Hall Severance Agreement following his termination of employment.
Agreement with J. Scott Neish
On March 5, 2008 (the “Effective Date”), the Board of Directors of the Company appointed J. Scott Neish as interim Chief Executive Officer and interim President of the Company until such time as the Board appoints a new Chief Executive Officer and President. During such time, Mr. Neish will continue to serve as Vice President of the Company and President, Aerojet-General Corporation.
As part of such appointment, the Company entered into an agreement with Mr. Neish pursuant to which the Company agreed to pay Mr. Neish a one-time bonus in the amount of three hundred fifty thousand dollars ($350,000) on the earlier of (i) November 30, 2008, and (ii) the date of the appointment of a new Chief Executive Officer. The Company also agreed that if Mr. Neish serves in the positions of interim Chief Executive Officer and interim President after November 30, 2008, the Board shall determine a suitable additional bonus. In addition, the Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company shall purchase the condominium owned by Mr. Neish on the Effective Date and located in Sacramento, California at the then prevailing fair market value.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(b) On March 5, 2008, Mr. Terry L. Hall, the Company’s principal executive officer, resigned as Chief Executive Officer and President, and as a Director of the Company.
Pursuant to the Second Amended and Restated Shareholder Agreement by and between the Company and Steel Partners II L.P. as described in Item 1.01, the Board of Directors will not be nominating for election at the Company’s 2008 annual meeting the following three Directors: Charles E. Bolden, James J. Didion, and James M. Osterhoff.
(c) On March 5, 2008, Mr. J. Scott Neish (age 60) was appointed as interim Chief Executive Officer and interim President. See Item 5.02(e) for information with respect to the letter agreement by and between the Company and Mr. Neish with respect to such appointment.
Mr. Neish has served as a Vice President of the Company and as President of Aerojet-General Corporation since December 1, 2005. Prior to that, Mr. Neish served as Executive Vice President of Aerojet (2005); Vice President of Aerojet Sacramento Operations (2003 — 2005); Vice President and General Manager, Aerojet Redmond, and its predecessor, General-Dynamics-OTS (2001 — 2004); and Vice President, Operations for Primex Aerospace (1998 — 2001).
There are no understandings or arrangements between Mr. Neish and any other person pursuant to which Mr. Neish was selected or appointed as the interim Chief Executive Officer and interim President of the Company other than the Shareholder Agreement and Letter Agreement by and between the Company and Mr. Neish as described in Item 5.02(e).
Mr. Neish does not have any family relationship with any director, executive officer or person nominated or chosen by the Board of Directors to become an executive officer. Other than his employment with the Company as Vice President, and President of Aerojet-General Corporation, Mr. Neish did not have any material interest, direct or indirect, in any material transaction to which the Company was a party since December 1, 2006, or which is presently proposed.

(d) Pursuant to the Second Amended and Restated Agreement by and between the Company and Steel Partners II L.P. as described in Item 1.01, on March 5, 2008, the Board of Directors of the Company appointed James R. Henderson, Warren G. Lichtenstein and Martin Turchin to the Company’s Board of Directors and initially appointed Mr. Henderson to serve on the Corporate Governance & Nominating Committee, Mr. Lichtenstein to serve on the Organization & Compensation Committee and the Finance Committee, and Mr. Turchin to serve on the Audit Committee. The Board of Directors expects to determine the final makeup of the Committees after the 2008 Annual Meeting of shareholders. See Item 1.01 for a description of the Second Amended and Restated Agreement with Steel Partners. Neither Mr. Henderson nor Mr. Turchin is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lichtenstein is the Managing Member of Steel Partners II GP LLC, which is the General Partner of Steel Partners, and the manager of Steel Partners LLC, which is the investment manager of Steel Partners. Pursuant to the Second Amended and Restated Agreement by and between the Company and Steel Partners, the Company is obligated to reimburse Steel Partners for up to $350,000 in the aggregate of its reasonable out-of-pocket fees and expenses incurred through March 5, 2008 in connection with Steel Partners’ activities relating to the potential proxy contest with respect to the Company.
(e) As part of the appointment of Mr. Neish to the positions of interim Chief Executive Officer and interim President, the Company entered into an agreement with Mr. Neish pursuant to which the Company agreed to pay Mr. Neish a one-time bonus in the amount of three hundred fifty thousand dollars ($350,000) on the earlier of (i) November 30, 2008, and (ii) the date of the appointment of a new Chief Executive Officer. The Company also agreed that if Mr. Neish serves in the positions of interim Chief Executive Officer and interim President after November 30, 2008, the Board shall determine a suitable additional bonus. In addition, the Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company shall purchase the condominium owned by Mr. Neish on the Effective Date and located in Sacramento, California at the then prevailing fair market value.
Item 9.01. Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Shareholder Agreement dated as of March 5, 2008, by and between GenCorp Inc. and Steel Partners II L.P.

99.1	GenCorp Inc.’s press release dated March 5, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney
Name:	Mark A. Whitney
Title:	Senior Vice President,
General Counsel and Secretary
Dated: March 10, 2008